WARRANT AGREEMENT

Dated as of May 24, 2012

by and between

Media General, Inc.,

and

Berkshire Hathaway Inc.

WARRANT AGREEMENT

WARRANT AGREEMENT

WARRANT AGREEMENT (this “Agreement”) dated as of May 24, 2012 by and between Media General, Inc., a Virginia corporation (the “Company”) and Berkshire Hathaway Inc, a Delaware corporation.

WHEREAS, as of April 29, 2012, the Company had outstanding 22,799,273 shares of Class A Common Stock and 548,564 shares of Class B Common Stock;

WHEREAS, the Company and its subsidiaries are entering into certain refinancing and recapitalization transactions with the Holder (as defined below);

WHEREAS, in connection with such refinancing and recapitalization transactions, the Company has agreed to issue to the Holder 4,646,220 Warrants that would entitle the Holder to receive, upon proper exercise and subject to the terms and conditions herein, Class A Common Stock of the Company, representing as of the date hereof 19.9% of the Company’s aggregate issued and outstanding Common Stock.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1.     Defined Terms.  As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Action” shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

“Affiliate” shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Additional Shares” shall mean any Shares issued or sold by the Company on or after the date hereof.

“Agreement” shall have the meaning set forth in the preamble hereto.

“Board” shall mean the board of directors of the Company.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in either the City of New York are authorized or required by Law to close.

“Capital Stock” shall mean (a) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (b) with respect to any other Person, any and all partnership, membership or other equity interests of such Person and (c) with respect to the Company, the Shares.

“Change of Control” shall have the meaning set forth in Section 9.1 of this Agreement.

“Company” shall have the meaning set forth in the preamble hereto.

“control” (including the terms “controlled by”, “controlling” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Current Market Price” per Share, on any date specified herein, shall mean the average daily Market Price during the period of the most recent 10 days, ending on such date, on which the national securities exchanges were open for trading, except that if the Shares are not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date.

“Equity Interests” shall mean Capital Stock or warrants, options or other rights to acquire Capital Stock.

“Exercise Date” shall have the meaning set forth in Section 7.9 of this Agreement.

“Exercise Period” shall mean, with respect to any Warrant, the period commencing on the date hereof and continuing until the earlier of (a) the Expiration Date and (b) the Company’s election of an alternative settlement pursuant to Section 9.3 of this Agreement.

“Exercise Price” shall have the meaning set forth in Section 3(a) of this Agreement, as adjusted pursuant to Section 8 of this Agreement.

“Expiration Date” for any Warrant shall mean 5:00 p.m. Eastern Time on the date which is the eighth anniversary of the date hereof.

“Governmental Authority” shall mean any United States or other federal, national, state, provincial, municipal, local, or other government, governmental, regulatory or administrative authority, agency or commission or any non-governmental self-regulatory agency, instrumentality or commission, any stock exchange, or any court, tribunal or judicial or arbitral body.

“Holder” shall mean initially Berkshire Hathaway Inc., and thereafter any Person to whom a Warrant is transferred in accordance with the terms of this Agreement.

“Initial Number” shall have the meaning set forth in Section 8.2(a)(i) of this Agreement.

“Investment Bank” shall mean, for any determination to be made by the Investment Bank hereunder, an independent nationally recognized investment bank selected by the Board to make such determination that is reasonably acceptable to the Holder.

“Law” shall mean any federal, national, supranational, state, provincial or local statute, law, ordinance, regulation, rule, code, order or requirement (including common law).

“Market Price” shall mean, on any date specified herein, the amount per share equal to (a) if the Shares are then listed on the NYSE, the last sale price of the Shares on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the NYSE, (b) if the Shares are not then listed on the NYSE but are admitted to trading on any national securities exchange (other than the NYSE), the last sale price of the Shares on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which the Shares are then listed or admitted to trading (other than the NYSE) or (c) if Shares are not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the fair value thereof determined by the Investment Bank.

“NYSE” shall mean the New York Stock Exchange.

“Officers” shall mean, with respect to any Person, the Chief Executive Officer, the Chief Financial Officer, the President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary, or any Vice-President of such Person.

“Other Securities” shall mean any other Equity Interests, or other equity interests of the Company or any other Person (corporate or otherwise) received in exchange or replacement for or otherwise in consideration for the Shares (or Other Securities received in an earlier exchange, exercise or replacement of Shares).

“Person” shall include an individual, a corporation, an association, a partnership, a limited liability company, a trust or estate, a government, foreign or domestic, and any agency or political subdivision thereof, or any other entity.

“Pro Rata Repurchase” means any purchase of Shares by the Company or any Affiliate thereof pursuant to (a) any substantial issuer bid, take-over bid or exchange offer or (b) any other offer available to substantially all holders of Shares, in the case of both (a) or (b), whether for cash, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while a Warrant is outstanding. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Company under any substantial issuer bid, take-over bid or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a substantial issuer bid, take-over bid or exchange offer.

“Regulatory Approvals” with respect to a Holder, means, to the extent applicable and required to permit such Holder to exercise a Warrant for Warrant Shares without such Holder being in violation of applicable Law, the receipt of any necessary approvals and authorizations of any Governmental Authority and any notifications to, or expiration or termination of, any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at any applicable time.

“Shares” shall mean shares of Class A Common Stock of the Company (including  Warrant Shares).

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of capital stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Trading Day” shall mean a day during which trading in securities generally occurs on the NYSE or, if the Shares are not listed on the NYSE, on the principal other national or regional securities exchange on which the Shares are then listed or, if the Shares are not listed on a national or regional securities exchange, on any Business Day.

“Warrants” shall mean the warrants issued pursuant to this Agreement and represented by Warrant Certificates, and all warrants issued upon transfer, division or combination of, or in substitution thereof.

“Warrant Certificates” shall have the meaning set forth in Section 2 of this Agreement.

“Warrant Register” shall have the meaning set forth in Section 5 of this Agreement.

“Warrant Shares” shall mean the Shares issuable upon exercise of the Warrants.

SECTION 2.     Warrant Certificates.  The certificates evidencing the Warrants to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto (“Warrant Certificates”) and may have such letters, numbers, or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Officers of the Company executing the same may reasonably approve (with execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be reasonably required to comply with any applicable Law or with any rule or regulation of any exchange, inter-dealer quotation system or regulated quotation service on which the Warrants or the Shares may be listed or quoted, as the case may be.

SECTION 3.     Issuance of Warrants.

(a)           Subject to adjustment in accordance with Section 8, each Warrant shall entitle the Holder, upon proper exercise during the Exercise Period, to purchase from the Company one (1) Share at a purchase price per Share equal to $0.01 (such price being referred to herein as the “Exercise Price”), in each case as adjusted from time to time as provided herein.

(b)           The Warrant Certificates shall be dated the date of execution by the Company and shall evidence one or more Warrants.  Each Warrant evidenced thereby entitles the Holder, upon proper exercise, to receive from the Company the stated number of Warrant Shares at the Exercise Price, as adjusted as provided herein.

SECTION 4.     Execution of Warrant Certificates.  The Warrant Certificates may be executed in any number of original, facsimile or electronic counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  Each such signature upon any Warrant Certificate may be of the present or any future Officer of the Company, notwithstanding the fact that at the time any Warrant Certificate shall be delivered or disposed of by the Company such Officer shall have ceased to hold such office, so long as, and the Company hereby represents that, under the Company’s certificate of incorporation and bylaws, any Warrants or Warrant Shares so issued would be validly issued.

SECTION 5.     Registration.  The Company shall number and register the Warrant Certificates in a register (the “Warrant Register”) as they are issued by the Company.  The Warrant Register will show the name and address of the Holder, the numbers of Warrants and Warrant Shares evidenced on the face of each Warrant Certificate and the date of each Warrant Certificate.  The Company may deem and treat the Holder as the absolute owner of the Warrant Certificates (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and the Company shall not be affected by any notice to the contrary.

SECTION 6.     Transfers and Exchanges.

6.1           Transfers.

(a)           The Holder may transfer, assign or encumber all or any part of a Warrant Certificate to any Person, provided, however, that such transfer shall be in compliance with the Securities Act or any state (or other jurisdiction) securities or “blue sky” laws applicable to the Company or the Warrants.

(b)           Upon written notice from the Holder of any transfer permitted pursuant to Section 6.1(a) and receipt of such customary documents as the Company may reasonably request to assure itself that such transfer is in compliance with the Securities Act or any applicable state (or other jurisdiction) securities or “blue sky” laws, the Company shall reflect in its records any change in record ownership pursuant to any such transfer.

6.2           Exchange of Warrant Certificates.  Warrant Certificates may be exchanged at the option of the Holder, when surrendered to the Company during normal business hours for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants.  Warrant Certificates surrendered for exchange shall be cancelled by the Company.  Such cancelled Warrant Certificates shall then be disposed of by the Company in accordance with applicable Law.

SECTION 7.          Exercise of Warrants.

7.1           Vesting of Warrants.  The Warrants shall vest immediately upon the execution of this Agreement.

7.2           Exercise of Warrants.  A Warrant may be exercised upon surrender to the Company of the Warrant Certificate evidencing the Warrant to be exercised with the form of election to purchase on the reverse thereof duly completed and signed, and upon payment to the Company of the Exercise Price, as adjusted from time to time as provided herein, for each Warrant Share then purchased.  Payment of the aggregate Exercise Price for all Warrant Shares being purchased in respect of a Warrant shall be made (a) by wire transfer of immediately available funds in U.S. Dollars or (b) by certified or official bank check for U.S. Dollars made payable to the order of the Company.  Each Warrant not exercised prior to the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.  Notwithstanding anything in this Agreement to the contrary, the Holder hereby acknowledges and agrees that its exercise of a Warrant for Warrant Shares is subject to the condition that the Holder will have first received any necessary Regulatory Approvals; provided, however, that in the event the Holder has delivered a notice of exercise to the Company prior to the Expiration Date and any Regulatory Approvals with respect to such exercise are pending as of the Expiration Date, the Expiration Date with respect to such Warrants shall automatically be extended for a period of 30 days following final approval or disapproval of any such Regulatory Approval.  The Company agrees that if the exercise of any Warrant requires any Regulatory Approval it will promptly provide the Holder all cooperation reasonably requested to obtain such Regulatory Approvals.

7.3           Issuance of Certificates Representing Shares.  Upon such surrender of Warrant Certificates and payment of the aggregate Exercise Price (unless such exercise is pursuant to Section 7.7 hereof (in which case no Exercise Price shall be due)), the Company shall cause to be delivered promptly to, or upon the written order of, the Holder, and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash in lieu of fractional Shares as provided in Section 7.8.  Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of such Warrant Shares as of the date of the surrender of such Warrants Certificates and, if applicable, payment of the aggregate Exercise Price.

7.4           Issuance of New Warrant Certificates.  Each Warrant shall be exercisable at the election of the Holder thereof, either in full or from time to time in part (in whole numbers of Warrant Shares), and, in the event that a Warrant is exercised (and a Warrant Certificate is surrendered) in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the Expiration Date, a new Warrant Certificate evidencing the remaining Warrant or Warrants will be issued and delivered by the Company.

7.5           Cancellation of Warrant Certificates.  All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled and disposed of by the Company in accordance with applicable Law.

7.6           Warrant Agreement.  The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holder during normal business hours at its office.

7.7           Alternative Cashless Exercise.  Notwithstanding any provision herein to the contrary, in lieu of exercising a Warrant as set forth above, the Holder may exercise a Warrant by electing to receive that number of Shares as determined below by surrendering to the Company such Warrant Certificate, with the applicable election to purchase such Share(s) duly completed and signed by the Holder, in which event the Company shall deliver to the Holder the number of Shares computed using the following formula:

S	=	WS (MP – PP)
MP

where:

“S” equals the net number of Warrant Shares to be issued to the Holder;

“WS” equals the number of Warrant Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised;

“MP” equals the Current Market Price; and

“PP” equals the Exercise Price.

Following the surrender of any Warrant pursuant to this Section 7.7, the Company shall promptly record the name of the Holder in the Warrant Register for that number of Shares, as calculated above, or in such name or names as may be designated by such Holder.

7.8           Fractional Shares.  The Company shall not be required to deliver fractional Warrant Shares on the exercise of any Warrant.  If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be deliverable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 7.8, be deliverable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Market Price multiplied by such fraction.

7.9           When Exercise Effective.  The exercise of any Warrant shall be deemed to have been effective immediately prior to the close of business on the Business Day on which such Warrant is surrendered to and, unless such exercise is pursuant to Section 7.7 hereof (in which case no Exercise Price shall be due), the Exercise Price is received by the Company as provided in this Section 7 (the “Exercise Date”) and the Person in whose name the Shares shall be issuable upon such exercise shall be deemed to be the holder of such Shares for all purposes on the Exercise Date.

SECTION 8.          Adjustment of Exercise Price.  If any of the events set forth in this Section 8 occur during the Exercise Period, the Exercise Price and the number of Warrant Shares for which any Warrant is exercisable, as applicable, shall be subject to adjustment from time to time as set forth in this Section 8; provided, however, that if more than one subsection of this Section 8 is applicable to a single event, the subsection shall be applied that produces the largest adjustment in favor of the Holder (as determined by the Board in good faith).  All of the adjustments referred to in this Section 8 shall only apply to Warrants which have not yet been exercised and shall not apply the issuance of any Warrant Shares upon exercise of any Warrant (or the initial issuance of Warrants pursuant to this Agreement).

8.1           Adjustments for Change in Shares.  If at any time the Company shall:

(a)           make a distribution on its Shares payable in Additional Shares or shares of other Capital Stock;

(b)           subdivide its outstanding Shares into a greater number of Shares;

(c)           combine its outstanding Shares into a smaller number of Shares; or

(d)           issue by reclassification of the Shares any shares of its Capital Stock (other than rights, warrants or options for its Shares);

then (i) the aggregate number of Warrant Shares for which any Warrant is exercisable immediately prior to such action shall be adjusted so that the Holder shall be entitled to receive upon exercise of such Warrant the number of Shares that the Holder would have owned or would have been entitled to receive immediately following such action if the Holder had exercised such Warrant immediately prior to such action and (ii) the Exercise Price payable upon the exercise of such Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares issuable upon the exercise of such Warrant immediately prior to such adjustment and the denominator of which shall be the number of Warrant Shares issuable immediately thereafter.

8.2           Adjustment for Rights Issue.

(a)           If the Company distributes any rights, warrants, options or other securities exercisable or convertible into or exchangeable (collectively, an “Exercise”) for Shares (collectively, “Rights”) to all holders of its Shares entitling them to purchase Shares at a price per Share (or having an exercise price per Share) less than the Market Price of the Shares as of the last Trading Day preceding the date of the agreement on pricing such rights, then, in such event:

(i)           the number of Warrant Shares for which any Warrant is exercisable immediately prior to the date of the agreement on pricing of such Rights (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (A) the numerator of which shall be the sum of (1) the number of Shares outstanding on such date on a fully diluted basis (i.e., taking into account any previously issued Rights (including the Warrants) exercisable for Shares then outstanding) and (2) the number of Additional Shares for which Rights then being issued may be Exercised and

(B) the denominator of which shall be the sum of (1) the number of Shares outstanding on such date on a fully diluted basis (i.e., taking into account any previously issued Rights (including the Warrants) exercisable for Shares then outstanding) and (2) the number of Shares which the aggregate consideration receivable by the Company for the total number of Shares for which Rights then being issued may be Exercised would purchase at the Market Price on the last Trading Day preceding the date of the agreement on pricing such Rights; and

(ii)           the Exercise Price payable upon exercise of a Warrant shall be adjusted by multiplying such Exercise Price in effect immediately prior to the date of the agreement on pricing of such Rights by a fraction, the numerator of which shall be the number of Warrant Shares prior to such date and the denominator of which shall be the number of Warrant Shares immediately after the adjustment described in Section 8.2(a)(i).

(b)           For purposes of the foregoing, the aggregate consideration receivable by the Company in connection with the issuance of such Rights shall be deemed to be equal to the sum of the net offering price (including the fair market value, as determined by the Investment Bank, of any non-cash consideration and after deduction of any related expenses payable to third parties) of all such Rights plus the minimum aggregate amount, if any, payable upon exercise of any such Rights into Shares.  Any adjustment made pursuant to this Section 8.2 shall become effective immediately upon the date of such issuance.

8.3           Adjustment for Other Non-Cash Distributions.

(a)           If the Company distributes to all holders of its Shares any of its non-cash assets, equity interests of the Company other than Shares or debt securities or any rights, warrants or options to purchase securities of the Company or other equity interests of the Company other than Shares (including securities but excluding distributions of Shares referred to in Section 8.1, distributions of rights, warrants or options referred to in Section 8.2 and any spin-off as described in Section 8.3(c)), the Exercise Price shall be adjusted in accordance with the formula:

E′    =    E    -    F

where:

E' = the adjusted Exercise Price;

E = the current Exercise Price; and

F = the fair market value (on the record date for the distribution to which this Section 8.3(a) applies) of the assets, securities, rights, warrants or options to be distributed in respect of each Share in the distribution to which this Section 8.3(a) is being applied.

(b)           The Investment Bank shall determine fair market values for the purposes of this Section 8.3.  The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution to which this Section 8.3 applies.

(c)           In respect of a distribution of Shares of any class or series, or Capital Stock or similar equity interests, of or relating to a subsidiary of the Company or other business unit, referred to herein as a “spin-off,” for purposes of the adjustment in Section 8.3(a) above, “F” shall be equal to the average of the closing price of the portion of those shares of Capital Stock or similar equity interests so distributed applicable to one Share for the ten (10) consecutive Trading Days beginning on the effective day of the spin-off or, if such shares of Capital Stock or similar equity interests are not listed on any national or regional securities exchange or quoted in the over-the-counter market, the fair value thereof shall be determined by the Investment Bank.  The adjustment to the Exercise Price in the event of a spin-off will occur on the tenth Trading Day from, and including, the effective date of the spin-off.

8.4           Adjustment for Cash Distributions.  In case the Company shall pay an annual cash distribution per Share, excluding any distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, then, in such case, the Exercise Price shall be decreased by the amount of the cash distribution per Share payable to the holder of one Share, such adjustment to be effective immediately prior to the opening of business on the day following such record date.  If any such distribution is not so paid, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such distribution had not been declared.

8.5           Certain Repurchases of Shares.

(a)           In case the Company effects a Pro Rata Repurchase in which the cash and value of any other consideration included in the payment per Share exceeds the Market Price on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such Pro Rata Repurchase, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase by a fraction of which (i) the numerator shall be (A) the product of (1) the number of Shares outstanding immediately before such Pro Rata Repurchase and (2) the Market Price of a Share on the Trading Day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (B) the aggregate purchase price of the Pro Rata Repurchase, and of which (ii) the denominator shall be the product of (A) the number of Shares outstanding immediately before such Pro Rata Repurchase minus the number of Shares so repurchased and (B) the Market Price of a Share on the Trading Day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase.

(b)           In such event, the number of Warrant Shares for which any Warrant is exercisable shall be increased to the number obtained by dividing (i) the product of (A) the number of Warrant Shares before such adjustment, and (B) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (ii) the new Exercise Price determined in accordance with the immediately preceding sentence.

(c)           For the avoidance of doubt, no increase to the Exercise Price or decrease in the number of Warrant Shares shall be made pursuant to this Section 8.5.

8.6           Other Provisions Applicable to Adjustments Under this Section 8.  The following provisions shall be applicable to the making of adjustments of the Exercise Price and number of Warrant Shares hereinbefore provided for in this Section 8, irrespective of the accounting treatment of any consideration described below:

(a)           When Adjustments to be Made.  The adjustments required by this Section 8 shall be made whenever and as often as any specified event requiring an adjustment shall occur.  For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(b)           When Adjustments May Be Deferred.  No adjustment in the Exercise Price needs to be made if the amount of such adjustment would be less than $0.01.  Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment and all adjustments that are made and carried forward shall be taken in the aggregate in order to determine if the $0.01 threshold is met.  In computing adjustments under this Section 8, fractional interests in Shares shall be taken into account to the nearest one-hundredth of a Share.

(c)           When Adjustment Not Required.  If the Company shall take a record of the holders of Shares for the purpose of entitling them to receive a distribution or subscription or purchase rights and shall, thereafter and before the distribution thereof to the holders of Shares, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled, and no adjustment to the Exercise Price or number of Warrant Shares under this Section 8 shall be made in respect of the Warrants held by the Holder.

(d)           Limitation on Number of Warrant Shares.  Notwithstanding anything contained in this Agreement to the contrary, no adjustment to the number of Warrant Shares shall be made pursuant to this Section 8 which, under the Company’s organizational documents, Virginia law, the rules of the NYSE or otherwise, would have the effect of requiring the Company to seek approval from its shareholders (assuming that all of the Warrants outstanding under this Agreement were exercised for Warrant Shares).

SECTION 9.          Consolidation and Merger.

9.1           Consolidation and Merger.  In the event that any transaction, whether by way of consolidation, merger, transfer or sale of all or substantially all of the assets of the Company, or other transaction that has substantially the same effect, shall be effected with another Person after the date hereof and the Company shall not be the surviving entity, or the Company shall be the surviving entity but its Shares shall be changed into securities or other property of another Person which is not an Affiliate of the Company immediately prior to such transaction (each such transaction, a “Change of Control”), then, as a condition of such Change of Control, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive, upon the exercise of its Warrants, on the basis and the terms and conditions specified herein (and in lieu of each Warrant Share immediately theretofore purchasable and receivable upon the exercise of the Warrants), such securities, cash or other property receivable upon such Change of Control as such Holder would have been entitled to receive if its Warrants had been exercised immediately prior to such event in accordance with Section 9.3.  The Company shall not effect any such Change of Control unless prior to or simultaneously with the consummation thereof the successor Person (if other than the Company) resulting from such Change of Control shall assume, by written instrument, the obligation to deliver to such Holder such securities, cash or other property as, in accordance with the foregoing provisions, such Holder may be entitled to upon the exercise of its Warrants.  The above provisions of this Section 9.1 shall similarly apply to successive consolidations, mergers or other transactions that have substantially the same effect as a Change of Control.

9.2           Dilution in Case of Other Securities.  In the event that all the Shares of the Company are or will be converted or exchanged for Other Securities  in a transaction which does not qualify as a Change of Control pursuant to Section 9.1, then upon such conversion or exchange, the Warrant shall become exercisable for such Other Securities, and the computations, adjustments and readjustments provided for in Section 8 with respect to the Exercise Price and Warrant Shares shall be made as nearly as possible in the manner so provided and applied to determine the Exercise Price and amount of Other Securities from time to time receivable upon the exercise of the Warrants.  In any such case, appropriate and equitable provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including Section 8 hereof) shall thereafter be applicable, as nearly as may be, in relation to any securities, cash or other property thereafter deliverable upon the exercise of any Warrants (such that, for greater clarity, the provisions of Section 8 shall read as if references therein to Shares referred to the Other Securities or other equity interests issuable on the exercise of the Warrants, mutatis mutandis).

9.3           Alternative Settlement.   Notwithstanding the foregoing, (i) if there shall occur a Change of Control for cash consideration then the Company shall pay (or cause to be paid) to the Holder, concurrent with the completion of the transaction, the amount of the Warrants (calculated in the same manner as a cashless exercise pursuant to Section 7.7 hereof, provided that the Current Market Price shall be deemed to be the value of the consideration being delivered in exchange for the Shares in the Change of Control), and the Warrants shall thereafter not be exercisable and (ii) if there shall occur a Change of Control for consideration that includes cash and non-cash consideration, then the Company shall pay (or cause to be paid) to the Holder, concurrent with the completion of the transaction and in the same allocation of cash and non-cash consideration as is paid to holders of Shares, such consideration for that number of Shares that the Warrants (calculated in the same manner as a cashless exercise pursuant to Section 7.7 hereof, provided that the Current Market Price shall be deemed to be the volume weighted average price of the Shares for the 30-day period prior to the date of the completion of the transaction), with the value of any fractional Shares to be paid in cash, and the Warrants shall thereafter not be exercisable.

SECTION 10.        Notice of Adjustments.  Whenever the Warrants or Exercise Price shall be adjusted pursuant to Section 8 or Section 9.2, the Company shall forthwith provide a certificate signed by an Officer, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated and describing the number and kind of any other securities issuable upon exercise of the Warrants and any change in the Exercise Price after giving effect to such adjustment or change.

The Company shall promptly, and in any case within 10 Business Days after the making of such adjustment, cause a signed copy of such certificate to be delivered to the Holder in accordance with Section 17.1.  The Company shall keep at its principal executive offices referred to in Section 17.1 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder.

SECTION 11.        Payment of Taxes; Adjustments Resulting in Taxes.  No service charge shall be made to any Holder for any exercise, exchange or registration of transfer of Warrant Certificates, and the Company will pay all documentary or stamp taxes attributable to the initial issuance of Warrant Shares or upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant.  Notwithstanding anything contained herein to the contrary, to the extent that any adjustments to the Warrants or the Exercise Price, whether pursuant to Section 3(a), Section 8, Section 9.2 or otherwise, would cause the Holder to incur a tax liability, the Holder shall have 15 Business Days after receipt of the signed certificate pursuant to Section 10 to notify the Company in writing that the Holder does not accept such adjustment to the Warrants or the Exercise Price so adjusted in whole or in part, in which case such adjustments shall not be made.  The Company shall be required to withhold and deduct any taxes required to be withheld and deducted under applicable law in connection with an adjustment to the Warrants or the Exercise Price hereunder, or upon the exercise or settlement of the Warrants.

SECTION 12.        Mutilated or Missing Warrant Certificates.  If any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like date and tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and such indemnity and security therefor as is customary and reasonably satisfactory to the Company, if requested.  Applicants for such substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

SECTION 13.        Covenants with Respect to Shares.

(a)           Delivery of Shares. The Company agrees to take all actions and do all things as are necessary or desirable to enable and permit it to deliver the Warrant Shares upon the exercise of Warrants.  The Company guarantees to the Holder the performance of the Company’s obligations to deliver the Warrant Shares in accordance with this Agreement.

(b)           Reservation of Shares.  The Company will, commencing on the date hereof and at all times subsequent thereto until the sooner of the expiration of the Exercise Period or the exercise of all of the Warrants by the Holders thereof, reserve and keep available, out of the aggregate of its authorized but unissued Shares or its authorized and issued Shares held in treasury, for the purpose of enabling it to provide Shares (directly or indirectly) such that the Company may satisfy any obligation to deliver Warrant Shares upon exercise of Warrants, the maximum number of Shares which may then be deliverable upon the exercise of all outstanding Warrants.

(c)           Stock Exchange Listing. The Company shall use its commercially reasonable efforts to maintain the listing of the Shares on the NYSE for a period of at least the Exercise Period for each Warrant unless the Company undergoes a Change of Control.

SECTION 14.        Notices of Certain Corporate Actions.

(a)           In case:

(i)           the Company proposes to take any action that would require an adjustment to the Exercise Price or the number of Warrant Shares issuable upon exercise of the Warrants pursuant to Section 8 or Section 9.2;

(ii)           of a Change of Control; or

(iii)           of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in each case, the Company shall cause to be delivered to the Holder at its address as set forth in the Warrant Register, at least 20 Business Days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (A)(1) if applicable, the date as of which the Holders to be entitled to receive any such rights, options, warrants or distribution are to be determined or (2) if applicable, the initial expiration date set forth in any tender offer or exchange offer for Shares or (3) if applicable, the date on which any such Change of Control, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that Holders shall be entitled to exchange such Shares for securities or other property, if any, deliverable upon such Change of Control, dissolution, liquidation or winding up and (B) the facts with respect thereto as shall reasonably be necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of any Warrants.  The failure to give the notice required by this Section 14(a) or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, Change of Control, dissolution, liquidation or winding up, or the vote upon any action.

(b)           Nothing contained in this Agreement shall be construed as conferring upon the Holder the right to vote or consent to or receive notice as a shareholder in respect of the meetings of shareholders or the right to receive distributions or the right to receive the net assets of the Company upon the winding-up or termination of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

SECTION 15.         Expenses.  All expenses incident to the Company’s performance of or compliance with this Agreement will be borne by the Company, including: (a) all expenses of printing Warrant Certificates; (b) messenger and delivery services and telephone calls; (c) all fees and disbursements of counsel for the Company; (d) all fees and disbursements of independent certified public accountants or knowledgeable experts selected by the Company; and (e) the Company’s internal expenses (including all salaries and expenses of their officers and employees performing legal or accounting duties).

SECTION 16.          Representations, Warranties and Covenants.

16.1           Representations, Warranties and Covenants of the Company.  The Company represents, warrants and covenants the following to the Holder:

(b)           It has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(c)           This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Holder, constitutes a valid and binding agreement of the Company.

(d)           The execution and delivery by the Company of this Agreement do not, and the consummation and performance of the transactions contemplated hereby, will not (i) contravene the Company’s certificate of incorporation or bylaws, (ii) violate any Law or (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Company.

(e)           The Company is authorized to issue 75,000,000 of Shares, and as April 29, 2012, there were 22,799,273 Shares issued and outstanding and 548,564 shares of the Company’s Class B Common Stock issued and outstanding.  Immediately prior to giving effect to this Agreement, there are no outstanding (i) options, warrants or other rights to purchase Shares or other equity interests of the Company, or phantom stock, stock appreciation rights or similar plans of the Company, or (ii) agreements or other rights to convert any obligation into, or exchange any securities for, Shares or other equity interests of the Company, other than as disclosed in the Company’s proxy statement filed with the Securities and Exchange Commission on April 2, 2012.

(f)           The Warrant Shares have been duly and validly authorized for issuance and, when issued and delivered in accordance with the provisions of this Agreement and the Warrants, will be duly and validly issued, fully paid and non-asssessable, free and clear of any liens, claims, adverse interests or other encumbrances and will conform to the existing Shares.

(g)           Assuming the accuracy of the representations and warranties made by the Holder, no consent, approval, authorization, finding of suitability, registration, exemption or permit or (other than informational filings or notices) any filing with or notice to any Governmental Authority or any third party that is a party to any of the documents, to which the Company or any of its Subsidiaries is a party, is required in connection with, or as a condition to, the execution, delivery or performance by the parties of this Agreement and the consummation of the transactions contemplated hereby.

16.2           Representations, Warranties and Covenants of the Holder.  The Holder hereby represents, warrants and covenants the following to the Company:

(a)           The Holder has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(b)           This Agreement has been duly authorized, executed and delivered by the Holder and, assuming due authorization, execution and delivery by the Company, constitutes a valid and binding agreement of the Holder.

(c)           The execution and delivery by the Holder of this Agreement do not, and the consummation and performance of the transactions contemplated hereby, will not (i) contravene the Holder’s certificate of incorporation or bylaws or equivalent governing documents, as applicable, (ii) violate any Law or (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Holder.

(d)           The Warrants being acquired by the Holder pursuant to this Agreement are being acquired for its own account and with no intention of distributing or reselling such Warrants or the Warrant Shares issuable upon exercise thereof or any part thereof in any transaction that would be in violation of the securities Laws of the United States, any state of the United States or any foreign jurisdiction, without prejudice, however, to the rights of such Holder at all times to sell or otherwise dispose of all or any part of such Warrants (in accordance with this Agreement) or Warrant Shares in a transaction that does not violate the Securities Act under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act.  If such Holder should in the future decide to dispose of any of such Warrants or Warrant Shares, such Holder understands and agrees that it may do so only in compliance with the Securities Act and applicable state and foreign securities Laws, as then applicable and in effect and, in the case of the Warrants, in accordance with this Agreement.

(e)           Such Holder understands that (i) the Warrants and the Warrant Shares will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement and upon exercise of Warrants is exempt pursuant to Section 4(2) of the Securities Act, (ii) the reliance of the Company on such exemption is predicated in part on such Holder’s representations set forth herein, and (iii) such Warrants and Warrant Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.

(f)           Such Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement, has the ability to bear the economic risks of the investment and is an “accredited investor” as defined in Rule 501 of Regulation D, promulgated under the Securities Act.

SECTION 17.          Miscellaneous.

17.1           Notices.   All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by an internationally recognized courier service, by fax or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by notice given in accordance with this Section 17.1:

If to the Holder, at

Berkshire Hathaway Inc.
3555 Farnam Street
Omaha, NE  68131
Facsimile No.:  (402) 346-3375
Attention:         Marc D. Hamburg

with a copy to:

Munger, Tolles & Olson LLP
355 South Grand Avenue
Attention:         Mary Ann Todd
Facsimile No.:   (213) 687-3702

If to the Company, at

Media General, Inc.
333 E. Franklin St.
Richmond, Virginia
Attention:         General Counsel
Chief Financial Officer
Facsimile No.:	(804) 819-5565

with a copy to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
Attention:	Stephen Giove
Douglas Bartner
Facsimile No.:	(212) 848-7179

or at such other address as may be substituted by notice given as herein provided.

17.2           Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any provision of the Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

17.3           Amendment.  This Agreement may not be amended or modified except (i) in an instrument in writing signed by, or on behalf of, the Company and the Holder or (ii) by a waiver in accordance with Section 17.4.

17.4           Waiver.  Any party to this Agreement may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (iii) waive compliance with any of the agreements of the other party or conditions to such party’s obligations contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.  Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.  The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

17.5           Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided.

17.6           Headings.  The descriptive headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

17.7           Governing Law; Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York.  All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any federal court of the United States of America sitting in the City of New York, Borough of Manhattan; provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any state court sitting in the City of New York, Borough of Manhattan.  Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in City of New York, Borough of Manhattan, for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

17.8           Severability.  If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any Law, or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to either party hereto.  Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

17.9           Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

17.10           No Third Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

17.11           Termination.  Subject to Section 7.2, this Agreement shall terminate on the Expiration Date, after which time this Agreement and all Warrants shall no longer be of any force or effect; provided, however, that this Agreement will terminate on such earlier date on which all outstanding Warrants have been exercised; provided, further, that provisions of Sections 15, 16 and this Section 17 shall survive such termination.

17.12           Interpretation and Rules of Construction.  In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a)           when a reference is made in this Agreement to a Section, such reference is to a Section of this Agreement unless otherwise indicated;

(b)           whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(c)           the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(d)           the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; and

(e)           references to a Person are also to its successors and permitted assigns.

17.13           Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission or electronic communication) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

MEDIA GENERAL, INC.

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Vice President, Finance and
Chief Financial Officer

BERKSHIRE HATHAWAY INC.

By:	/s/ Marc D. Hamburg
	Name:	Marc D. Hamburg
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT A
Form of Warrant Certificate

[Face of Warrant Certificate]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES FOR WHICH IT MAY BE EXERCISED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND ACCORDINGLY, SUCH SECURITIES MAY NOT BE OFFERED, TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE UNITED STATES FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THAT CERTAIN WARRANT AGREEMENT DATED AS OF MAY 24, 2012 (THE “WARRANT AGREEMENT”), BY AND BETWEEN MEDIA GENERAL, INC., A VIRGINIA CORPORATION, AS THE ISSUER AND BERKSHIRE HATHAWAY, A DELAWARE CORPORATION, AS HOLDER, AS SUCH WARRANT AGREEMENT MAY BE MODIFIED AND SUPPLEMENTED AND IN EFFECT FROM TIME TO TIME, AND NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.  THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF SUCH WARRANT AGREEMENT.

No. of Warrants: ___	Warrant No: __

WARRANT
TO PURCHASE SHARES OF
CLASS A COMMON STOCK OF
MEDIA GENERAL, INC.

This certifies that                                                  , or its registered assigns, is the registered holder (the “Holder”) of ___ warrants (the “Warrants”) of Media General, Inc., a Virginia corporation (the “Company”), that would entitle the Holder, upon proper exercise during the Exercise Period to receive from the Company _____ shares (the “Warrant Shares”) of Class A Common Stock of Media General, Inc. (“Shares”) at the Exercise Price, subject to adjustment as described in the Warrant Agreement.  The Warrants will vest upon the execution of the Warrant Agreement.  Subject to Section 7.2 of the Warrant Agreement, no Warrant may be exercised after the Expiration Date, and to the extent not exercised by such time such Warrants shall become void.  Reference is made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.  This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by the undersigned authorized officer of the Company.

Dated:
MEDIA GENERAL, INC.

By:
______________________________
Name: Title:

[Reverse of Warrant Certificate]

MEDIA GENERAL, INC.

By accepting a Warrant Certificate, the Holder shall be bound by all of the terms and provisions of the Warrant Agreement (a copy of which is available on request to the Secretary of the Company) and any amendments thereto as fully and effectively as if such Holder had signed the same.

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants by the Company expiring on the Expiration Date, entitling the Holder upon proper exercise to receive Warrant Shares pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and each Holder of the Warrants.  Capitalized terms used but not other otherwise defined herein shall have the meanings ascribed to them in the Warrant Agreement.

The Holder of the Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth below on this Warrant Certificate, properly completed and executed, together with payment of the aggregate Exercise Price (other than in the case of cashless exercise pursuant to Section 7.7 of the Warrant Agreement) in accordance with the provisions set forth on the face of this Warrant Certificate and in the Warrant Agreement.  In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the Holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant, each as set forth on the face hereof, may, subject to certain conditions, be adjusted.  No fractions of a Warrant Share will be issued upon the exercise of any Warrant, but the Company will pay the cash value in lieu thereof determined as provided in the Warrant Agreement.

Warrant Certificates, when surrendered to the Company by the Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate to the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge.

The Company may deem and treat the Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the Holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

The Warrant Agreement permits, with certain exceptions therein provided, the supplementing or amendment thereof in writing at any time by the Company and the Holder.  Any such amendment shall be conclusive and binding upon such Holder and upon all future Holders of this Warrant and any Warrant issued upon the registration of transfer thereof or in exchange thereof whether or not notation of such consent is made upon such Warrant or any other Warrant.

[Form of Assignment]

ASSIGNMENT

(To Be Executed by the Holder in Order to Assign Warrants)

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto:

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints ____________________________________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:_______, ______
Signature(s)*

(Social Security or Taxpayer Identification Number)

[Form of Election to Purchase, To Be Executed Upon Exercise Of Warrant]

NOTICE OF EXERCISE

(To Be Executed by the Holder in Order to Exercise Warrants)

☐           The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive ______ Warrant Shares and herewith tenders payment for such Warrant Shares to the order of Media General, Inc. in the amount of ____ U.S. Dollars per Share in accordance with the terms of the Warrant Agreement, in cash or by certified or official bank check made payable to the order of the Company.

☐           The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive _____ Warrant Shares and hereby elects to use the “cashless exercise” option to purchase the Warrant Shares under Section 7.7 of the Warrant Agreement.

The undersigned requests that a certificate for such Warrant Shares be registered in the name of:

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

and be delivered to:
(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Holder at the address stated below:

(PLEASE PRINT OR TYPE ADDRESS)

Dated:_______, ______
Signature(s)*

(Social Security or Taxpayer Identification Number)